Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-1 of Odonate Therapeutics, LLC of our report dated September 29, 2017, relating to the financial statements of Odonate Therapeutics, LLC, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm under the headings “Experts” in such Prospectus.

/s/ SQUAR MILNER LLP

San Diego, California

November 13, 2017